Exhibit 32.1

Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350,

Section 906 of the Sarbanes-Oxley Act of 2002

     In connection with the quarterly report on Form 10-Q of World Wrestling Entertainment, Inc. for the quarterly period ended July 25, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Linda E. McMahon as Chief Executive Officer of the Company, and Philip B. Livingston as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of her or his knowledge, based upon review of the report, subject to the qualifications noted below:

(1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the report fairly presents, in all material aspects, the financial condition and results of operations of the Company.

By: /s/ Linda E. McMahon

Linda E. McMahon Chief Executive Officer August 29, 2003

By: /s/ Philip B. Livingston

Philip B. Livingston Chief Financial Officer August 29, 2003